THE DREYFUS/LAUREL FUNDS, INC. (the “Registrant”) Dreyfus Tax Managed Growth Fund

Registration No. 811-5202 Sub-Item 77Q1(a)

At meetings held on July 23-24, 2009, the Board of Directors of the Registrant approved amendments to the Sub-Investment Advisory Agreement between The Dreyfus Corporation and Fayez Sarofim & Co., with respect to Dreyfus Tax Managed Growth Fund. This change was reflected in Post Effective Amendment No. 112 to the Registrant’s Registration Statement on Form N-1A, filed on July 24, 2009.